Exhibit 10.4

RESTRICTIVE COVENANT AGREEMENT

As provided for under that certain employment agreement by and between WMIH Corp. (the “Company”) and William Gallagher (“Executive”), made as of May 15, 2015 (as amended, the “Employment Agreement”), upon the consummation of a Qualifying Acquisition (as defined in the Employment Agreement), and in consideration for the rights and benefits provided to Executive under the Employment Agreement, Executive agrees to abide by all of the terms and conditions of this restrictive covenant agreement (the “Agreement”). Executive acknowledges and agrees that this Agreement, and the terms and conditions herein, are material terms of Executive’s employment relationship with the Company, and that the Company would not have hired Executive and entered into the Employment Agreement but for Executive’s execution of, and compliance with, this Agreement.

1.    Confidential Information.

(a)    Executive acknowledges and agrees that Executive is bound by certain covenants not to disclose or use Confidential Information (as defined in the Employment Agreement) as provided for in the Employment Agreement.

(b)    Notwithstanding anything in this Agreement or the Employment Agreement to the contrary, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, the Employment Agreement, or any other agreement or policy shall prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for, (i) directly or indirectly sharing any Company Entity’s (as defined below) trade secrets or other Confidential Information (except information protected by any Company Entity’s attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company Entities, or (ii) disclosing trade secrets in a complaint or other document filed in connection with a legal claim, provided that the filing is made under seal. Further, nothing herein shall prevent Executive from discussing or disclosing information related to Executive’s general job duties or responsibilities and/or regarding employee compensation. Executive also may disclose Confidential Information as required in response to a subpoena or other legal process, in accordance with the terms and procedures set forth in Paragraph 2, below.

(c)    For purposes of this Agreement, (i) “Affiliate” means, with respect to any Person, all Persons controlling, controlled by, or under common control with such Person; (ii) “Company Entities” means, collectively, the Company and each and all of its Affiliates; (iii) “Company Parties” means, collectively, each and all of the Company Entities and each and all of their respective principals, members, officers, directors, employees, representatives, agents, partners, consultants, contractors, fiduciaries, representatives, and agents; and (iv) “Person” means any individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

2.    Legal Process. Except as provided in Paragraph 1, above, Executive agrees that in the event Executive is served with a subpoena, document request, interrogatory, or any other legal process that will or may require Executive to disclose any Confidential Information, whether during Executive’s employment or thereafter (regardless of whether Executive resigns or is terminated, or the reason for such resignation or termination), Executive will immediately notify an officer of the Company of such fact, in writing, and provide a copy of such subpoena, document request, interrogatory, or other legal process, unless such subpoena, document request, interrogatory, or other legal process (i) is from a court or governmental agency, and (ii) explicitly prohibits Executive from doing so.

3.    Non-Competition. As a further material inducement for the Company to employ Executive under the Employment Agreement, Executive agrees that during the period commencing on the Effective Date (as defined in the Employment Agreement) and ending on the date that is twelve (12) months after the Date of Termination (as defined in the Employment Agreement) (such period, the “Restricted Period”), Executive shall not, without the express written consent of a duly authorized officer of the Company (which consent may be granted or withheld in any such officer’s sole and absolute discretion), directly or indirectly: (a) advise or participate in the management of any Competing Business (as defined below); (b) act as a partner, member, or employee of any Competing Business; (c) act as a manager, advisor, or consultant to any Competing Business; (d) establish or organize (whether alone or with others) any Competing Business; or (e) be associated in any way with any Competing Business in any other relationship or capacity; provided, however, that nothing in this Agreement shall preclude Executive from investing Executive’s personal assets in the securities of any Competing Business if such securities are (i) traded on a national stock exchange or on the over-the-counter market and if such investment does not result in Executive beneficially owning, at any time, more than five percent (5%) of the publicly-traded equity securities of such Competing Business, or (ii) not traded on a national stock exchange or on the over-the-counter market if such investment is as a passive investor and such investment does not result in Executive beneficially owning, at any time, more than five percent (5%) of any class of equity securities of such Competing Business. As used in this Agreement, “Competing Business” means the business of reinsuring mortgage insurance policies.

4.    Non-Solicitation. Executive agrees that during the Restricted Period, Executive shall not, without the prior written consent of a duly authorized officer of the Company (which may be granted or withheld in any such officer’s sole and absolute discretion), directly or indirectly, whether on behalf of or for the benefit of Executive or any other Person, whether as an employee, principal, partner, owner, officer, director, individual, member, consultant, contractor, volunteer, representative, agent, or in any other capacity whatsoever, and whether or not for compensation:

(a)    (i) solicit, induce, or encourage the resignation or termination of, or attempt to solicit, induce, or encourage the resignation or termination of, any employee, contractor or consultant of the Company; (ii) interfere, or attempt to interfere, in any way with the relationship between the Company, on the one hand, and any of its employees, contractors or consultants on the other hand; or (iii) solicit, hire, recruit, employ, engage, or retain; or allow Executive’s name to be used in connection with the solicitation, hiring, recruiting, employing, engaging, or retention of, any Person who as of such date, or at any time during the twelve (12) months preceding such date, is or was an employee, contractor or consultant of the Company; or

(b)     (i) (A) solicit any Person that is a customer or supplier of the Company or was a customer or supplier of the Company at any time during the twelve (12) months preceding such date (collectively, a “Protected Client”), or (B) accept, participate in accepting, or aid, assist, or direct anyone in procuring or accepting, any business from any Protected Client; or (ii) interfere with, diminish, appropriate, seize, solicit, divert, or usurp any business, commercial, investment, financial, strategic, or other opportunity of, or relating to, the Company, or any opportunity or project of which Executive became aware or on which Executive worked while employed by the Company or while affiliated with the Company (including as an employee, officer, director, manager, adviser, consultant, contractor, representative, agent or otherwise).

(c)    Notwithstanding anything in clause (a) above to the contrary, Executive shall be permitted to solicit employees, consultants and contractors of the Company (i) with whom Executive had pre-existing business relationships as of the Effective Date or (ii) that regularly provide services to multiple clients.

5.    Acknowledgement. Executive hereby acknowledges that the limitations set forth in Paragraphs 1 through 4 of this Agreement are fair and reasonable, and will not prevent Executive from earning a livelihood after Executive leaves the Company’s employ. Executive recognizes that these restrictions are appropriate based on the special and unique nature of the services Executive has rendered and will continue to render, the access to Confidential Information that Executive has enjoyed and will continue to enjoy, the access to Company clients that Executive has had and will continue to have as a result of Executive’s employment and position with the Company, and the risks that the Company will face absent such restrictions. Executive agrees that should Executive breach any of the provisions of Paragraph 3 or Paragraph 4, above, the running of the Restricted Period shall be tolled during the period of such breach.

6.    Remedy for Breach. Executive agrees that Executive’s breach or threatened breach of any of the restrictions set forth in Paragraphs 1 through 4 of this Agreement will result in irreparable and continuing damage to the Company Parties for which there is no adequate remedy at law. Thus, in addition to the Company’s right to arbitrate disputes hereunder, the Company Parties shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Such relief shall be in addition to any and all other remedies, including the recovery of monetary damages, attorneys’ fees, and costs, available to the Company Parties against Executive for such breaches or threatened breaches. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Section 10(e) of the Employment Agreement.

7.    Arbitration. Except as provided in Paragraph 6 of this Agreement, the parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement or the Employment Agreement; arising under any federal, state, local, or foreign statute, regulation, constitution, law, ordinance, or the common law (including any law prohibiting discrimination, harassment or retaliation); or arising in connection with Executive’s employment or affiliation or the termination thereof; involving Executive, on the one hand, and any of the Company Parties, on the other hand, including both claims brought by Executive and claims brought against Executive, shall be submitted for resolution to binding arbitration as provided in Section 10(e) of the Employment Agreement.

8.    Entire Agreement. This Agreement, together with the Employment Agreement, replaces and supersedes any and all previous or existing agreements, arrangements, or understandings, whether oral or written, between Executive and any Company Entity relating to the terms and conditions of Executive’s relationship with the Company Entities. Executive specifically acknowledges and agrees that, notwithstanding any discussions or negotiations Executive may have had with any of the Company Parties prior to the execution of this Agreement, Executive is not relying on any promises or assurances other than those explicitly contained in this Agreement and the Employment Agreement. This Agreement and the Employment Agreement contain the entire agreement and understanding of the parties with respect to the matters set forth herein, and the terms and conditions of Executive’s employment.

9.    Amendments and Waivers. No provision of this Agreement may be amended modified, waived, or discharged except as agreed to in a writing signed by both Executive and a duly authorized officer of the Company. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.    Headings/Drafting. The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or any provision hereof. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope, and “including” shall be construed as “including without limitation.”

11.    Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OR SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

12.    Severability/Modification. If any provision of this Agreement is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect.

13.    Survival. Executive acknowledges and agrees that Executive’s confidentiality, non-disparagement, and other post-employment covenants set forth in the Employment Agreement, remain in full force and effect in accordance with their terms, and that Executive will comply with such covenants. Executive also acknowledges and agrees that the terms of this Agreement shall survive the termination of Executive’s employment with the Company.

14.    Third Party Beneficiaries. Each and all of the Company Parties are intended to be, and are, third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement in accordance with its terms.

15.    Assignment. This Agreement may be assigned by the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such assigned party. Executive may not assign Executive’s rights and obligations under this Agreement.

16.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument. Facsimile, PDF, and other true and accurate copies of this Agreement shall have the same force and effect as originals hereof.

Agreed to and accepted this 31st day of July 2018

/s/ William Gallagher
William Gallagher

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